                                                          Exhibit 5(a) and 23(b)


                                                          May 15, 1995



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  First Chicago Corporation
          Form S-3 Registration Statement
          -------------------------------

Ladies and Gentlemen:

     I am Executive Vice President, General Counsel and Secretary of First Chicago Corporation, a Delaware corporation (the "Company"), and in such capacity, I, or members of my staff subject to my supervision, have represented the Company in connection with the Company's Registration Statement on Form S-3 concurrently being filed with the Securities and Exchange Commission (the "Registration Statement") relating to (i) debt securities which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") (collectively, the "Debt Securities"), either of which may be convertible or exchangeable into the Company's common stock, par value $5 per share (the "Common Stock"), the Company's preferred stock (the "Preferred Stock"), other Debt Securities, Debt Warrants (as defined herein), Preferred Stock Warrants (as defined herein) or Common Stock Warrants (as defined herein), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) currency warrants (the "Currency Warrants"), (iv) stock-index warrants (the "Stock-Index Warrants"),
(v) warrants relating to other indices (the "Other Warrants"), (vi) shares of Preferred Stock which may be convertible into shares of Common Stock or exchangeable for Debt Securities, (vii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (viii) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), and (ix) warrants to purchase shares of Common Stock (the "Common Stock Warrants"). The Debt Warrants, Currency Warrants, Stock-Index Warrants, Other Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein collectively as the "Warrants"; the Debt Securities, Warrants, shares of Preferred Stock, Depositary Shares and shares of Common Stock are referred to herein collectively as the "Offered Securities".

     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplement"). The Senior

                                         CONTINUING OUR LETTER OF MAY 15, 1995

                                         SHEET NO.  2



Securities will be issued under an Indenture dated as of May 1, 1995, between the Company and Marine Midland Bank, as trustee (the "Senior Indenture"). The Subordinated Securities will be issued under an Indenture dated as of May 1, 1995, between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Subordinated Indenture"). The Senior Indenture and Subordinated Indenture are exhibits to the Registration Statement.

     I have reviewed such corporate records and other documents and have made such further examinations and inquiries as I have deemed necessary to enable me to express the opinions set forth herein.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that:

          (i) upon the issuance, authentication and delivery of the Debt Securities in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as the case may be, against payment therefor, the Debt Securities will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

          (ii) assuming due execution of the debt warrant agreement in the form filed as an exhibit to, or incorporated by reference into, the Registration Statement, upon the issuance, authentication and delivery of the Debt Warrants in accordance with the provisions of the applicable debt warrant agreement against payment therefor, the Debt Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

          (iii) assuming due execution of the currency warrant agreement in the form filed as an exhibit to, or incorporated by reference into, the Registration Statement, upon the issuance, authentication and delivery of the Currency Warrants in accordance with the provisions of the currency warrant agreement against payment therefor, the Currency Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable

                                         CONTINUING OUR LETTER OF MAY 15, 1995

                                         SHEET NO.  3



     bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

          (iv) assuming due execution of the stock-index warrant agreement in the form filed as an exhibit to, or incorporated by reference into, the Registration Statement, upon the issuance, authentication and delivery of the Stock-Index Warrants in accordance with the provisions of the applicable stock-index warrant agreement against payment therefor, the Stock-Index Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

          (v) assuming due execution of the other warrant agreement in the form filed as an exhibit to, or incorporated by reference into, the Registration Statement, upon the issuance, authentication and delivery of the Other Warrants in accordance with the provisions of the other warrant agreement against payment therefor, the Other Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

          (vi) assuming due execution of the preferred stock warrant agreement in the form filed as an exhibit to, or incorporated by reference into, the Registration Statement, upon the issuance, authentication and delivery of the Preferred Stock Warrants in accordance with the provisions of the applicable preferred stock warrant agreement against payment therefor, the Preferred Stock Warrants will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

          (vii) assuming due execution of the common stock warrant agreement in the form filed as an exhibit to, or incorporated by reference into, the Registration Statement, upon the issuance, authentication and delivery of the Common Stock Warrants in accordance with the provisions of the common stock warrant agreement against payment therefor, the Common Stock
     Warrants will constitute legal, valid

                                         CONTINUING OUR LETTER OF MAY 15, 1995

                                         SHEET NO.  4



     and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

          (viii) upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions of the Preferred Stock by the Company's Board of Directors or by a duly authorized committee thereof, and thereafter upon proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to the Preferred Stock and when such shares of Preferred Stock are issued and sold as contemplated in the Registration Statement and in accordance with their respective terms, such shares of Preferred Stock will be legally issued, fully paid and nonassessable;

          (ix) when the deposit agreement relating to the issuance of the Depositary Shares has been duly authorized, executed and delivered by the Company and the applicable depositary, the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the applicable depositary and duly countersigned by a registrar and the depositary pursuant to the terms of the Deposit Agreement as contemplated in the Registration Statement, the Depositary Shares will be legally issued, valid and binding obligations of the Company entitled to the benefits of the deposit agreement; and

          (x) when issued in accordance with their respective terms and the terms of the Debt Securities, Preferred Stock or Common Stock Warrants which are convertible, exchangeable or exercisable, as the case may be, into such shares of Common Stock, the shares of the Common Stock (and the preferred share purchase rights which are currently attached to, and trade with, the Common Stock) will be legally issued, fully paid and nonassessable.

     I am a member of the Bar of the State of Illinois, and I do not express any opinion herein concerning any law other than the law of the State of Illinois, the federal law of the United States and the Delaware General Corporation Law.

                                         CONTINUING OUR LETTER OF MAY 15, 1995

                                         SHEET NO.  5



     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name whenever it appears in such Registration Statement, including the Prospectus and any Prospectus Supplement constituting a part hereof, as originally filed or as subsequently amended.

                                    Very truly yours,



                                    Sherman I. Goldberg